UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     January 21, 2015

Athena Silver Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

c/o Brian Power; 2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

_______________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        Effective January 21, 2015, Athena Silver Corporation, a Delaware corporation (the “Company”), together with its wholly-owned subsidiary, Athena Minerals, Inc., (“Athena Minerals”) entered into an Amendment No. 3 to Lease and Option to Purchase dated March 11, 2010 (“Amendment”) with Bruce D. and Elizabeth K. Strachan, as Trustees under the Bruce and Elizabeth Strachan Revocable Living Trust.  A copy of the Amendment is filed herewith.

ITEM 7.01	REGULATION FD DISCLOSURE

      On January 21, 2015, the Company issued a press release announcing that its wholly-owned subsidiary, Athena Minerals, Inc., (“Athena Minerals”) entered into an Amendment No. 3 to Lease and Option to Purchase dated March 11, 2010 (“Amendment”) with Bruce D. and Elizabeth K. Strachan, as Trustees under the Bruce and Elizabeth Strachan Revocable Living Trust.  A copy of the press release is attached hereto as Exhibit 99.1

ITEM 9.01:     EXHIBITS

(c)	Exhibit

Item	Title

10.1	Amendment No. 3 to Lease and Option to Purchase
99.1	Press Release dated January 21, 2015

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Athena Silver Corporation

Date: _January 21, 2015_	By: _/s/ John C. Power ______ John C. Power Chief Executive Officer/Director

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